Exhibit 99.1

Ribbon Communications Inc. Reports
First Quarter 2025 Financial Results

Projecting Strong 1H25 with 5-8% YoY Revenue Growth

Backlog Increased 35% on Growing Service Provider Demand

Federal and Enterprise Deal Timing Affected 1Q25 Results but Delivering in 2Q

PLANO, Texas – Ribbon Communications Inc. (Nasdaq: RBBN), a leading supplier of real-time communications technology and IP optical networking solutions, today announced its financial results for the first quarter of 2025. Ribbon Communications is dedicated to assisting the world's largest service providers, enterprises, and critical infrastructure operators in modernizing and safeguarding their networks and services.

First Quarter 2025 Highlights

Financial Highlights¹:

•	Revenue was $181 million, compared to $180 million for the first quarter of 2024

•	GAAP Gross Margin was 45.4%, compared to 51.2% for the first quarter of 2024

•	Non-GAAP Gross Margin was 48.6%, compared to 55.1% for the first quarter of 2024

•	GAAP Operating Loss was ($20) million, compared to ($13) million for the first quarter of 2024

•	Non-GAAP Adjusted EBITDA was $6 million, compared to $12 million for the first quarter of 2024

“We continue to expect a strong first half for 2025 with sales projected to increase 5-8% year over year, overcoming the reduction in Eastern Europe revenue that began in the second quarter of 2024. In the first quarter, sales to Service Providers increased more than 10% year over year driven by a broad-based focus on Network Modernization,” stated Bruce McClelland, President and Chief Executive Officer of Ribbon Communications. “Sales in the quarter were lower than expected due to timing of two key Federal and Enterprise deals which we are already fulfilling and are included in our second quarter. Bookings were once again very solid, and backlog is up 35% from the same point last year giving us improved visibility and confidence in the year.”

John Townsend, Chief Financial Officer, added, “We expect gross margins to return to normal levels as product and regional mix improve in the second quarter and the rest of the year. I am particularly pleased with the disciplined approach to cost and cash management that we demonstrated in the first quarter.”

	Three months ended
	March 31,
In millions, except per share amounts	2025	2024
GAAP Revenue	$181	$180
GAAP Net income (loss)	$(26)	$(30)
Non-GAAP Net income (loss)	$(5)	$(1)
Non-GAAP Adjusted EBITDA	$6	$12
GAAP diluted earnings (loss) per share	$(0.15)	$(0.18)
Non-GAAP diluted earnings (loss) per share	$(0.03)	$(0.01)
Weighted average shares outstanding basic	176	172
Weighted average shares outstanding diluted	180	175

1 Please see the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” in the attached schedules.

Business Highlights:

•	Ribbon Delivers Open, Programmable Network Upgrade to EENet of HTM

o	Estonian Education and Research Network of the Ministry of Education and Research

•	Ribbon Expands Portfolio of Innovative, Cost-Efficient, High-Density Routers

•	Converge Leverages Ribbon's AI-Enabled Data Transmission Technology, supports Starlink Low Latency Satellite Solutions

•	Ribbon Showcases AI-Enabled Optical Innovation at OFC

o	NPT 2714 Router and Apollo ADM 400/800 Optical Transport recognized by Lightwave

•	Moratelindo Selects Ribbon for 20T capacity, Automated Management for Jakarta-Singapore Link

Business Outlook2

For the second quarter of 2025, the Company projects revenue of $210 million to $220 million. Non-GAAP gross margin is projected in a range of 53% to 53.5%. Adjusted EBITDA is projected in a range of $28 million to $32 million.

Full Year 2025 projections remain unchanged. The Company’s outlook is based on current indications for its business, which are subject to change.

2 GAAP earnings guidance is not provided. Please see the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about the non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” in the attached schedules.

Upcoming Conference Schedule

▪	May 13, 2025: 20th Annual Needham Technology, Media, & Consumer 1x1 Conference

▪	May 21-22, 2025: B. Riley Securities 25th Annual Institutional Investor Conference

Conference Call and Webcast Information

Ribbon Communications will host a conference call to discuss the Company’s financial results at 4:30 p.m. ET on Tuesday, April 29, 2025.

Dial-in Information:

US/Canada: 877-407-2991
International: 201-389-0925
Instant Telephone Access: Call me™

A live (listen-only) webcast and replay will be available on the Company’s Investor Relations website at investors.ribboncommunications.com.

Investor Contact

+1 (978) 614-8050

ir@rbbn.com

Media Contact

Catherine Berthier

+1 (646) 741-1974

cberthier@rbbn.com

About Ribbon

Ribbon Communications (Nasdaq: RBBN) delivers communications software, IP and optical networking solutions to service providers, enterprises and critical infrastructure sectors globally. We engage deeply with our customers, helping them modernize their networks for improved competitive positioning and business outcomes in today's smart, always-on and data-hungry world. Our innovative, end-to-end solutions portfolio delivers unparalleled scale, performance, and agility, including core to edge software-centric solutions, cloud-native offers, leading-edge security and analytics tools, along with IP and optical networking solutions for 5G and broadband internet. We maintain a keen focus on our commitments to Environmental, Social and Governance (ESG) matters, offering an annual Sustainability Report to our stakeholders. To learn more about Ribbon visit rbbn.com.

Important Information Regarding Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties. All statements other than statements of historical facts contained in this release, including without limitation, statements regarding the Company’s projected financial results for the second quarter of 2025 and beyond; beliefs about the Company’s business strategy and market share growth, are forward-looking statements. Without limiting the foregoing, the words “anticipates”, “believes”, “could”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “projects” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are unknown and/or difficult to predict and that may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, unpredictable fluctuations in quarterly revenue and operating results; the impact of restructuring and cost-containment activities; increases in tariffs, trade restrictions or taxes on the Company’s products; supply chain disruptions resulting from component availability and/or geopolitical instabilities and disputes (including those related to the wars in Israel and Ukraine); the impact of military call-ups of employees in Israel; material litigation; the impact of fluctuations in interest rates; material cybersecurity and data intrusion incidents, including any security breaches resulting in the theft, transfer, or unauthorized disclosure of customer, employee, or Company information; the Company’s ability to comply with applicable domestic and foreign information security and privacy laws, regulations and technology platform rules or other obligations related to data privacy and security; failure to compete successfully against telecommunications equipment and networking companies; failure to grow the Company’s customer base or generate recurring business from existing customers; credit risks; the timing of customer purchasing decisions and the Company’s recognition of revenues; macroeconomic conditions, including inflation; the Company’s ability to adapt to rapid technological and market changes; the Company’s ability to generate positive returns on its research and development; the Company’s ability to protect its intellectual property rights and obtain necessary licenses; the Company’s ability to maintain partner, reseller, distribution and vendor support and supply relationships; the potential for defects in the Company’s products; risks related to the terms of the Company’s credit agreement; higher risks in international operations and markets; currency fluctuations; unanticipated adverse changes in legal, regulatory or tax laws; future accounting pronouncements or changes in the Company’s accounting policies and/or failure or circumvention of the Company’s controls and procedures. We therefore caution you against relying on any of these forward-looking statements.

These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company's business and results from operations. Additional information regarding these and other factors can be found in the Company's reports filed with the Securities and Exchange Commission, including, without limitation, its Form 10-K for the year ended December 31, 2024. Any forward-looking statement made by the Company in this release speaks only as of the date on which this release was first issued. The Company undertakes no obligation to update any forward-looking statement publicly or otherwise, whether as a result of new information, future developments or otherwise, except as required by law.

Discussion of Non-GAAP Financial Measures

The Company’s management uses several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of its business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs. The Company considers the use of non-GAAP financial measures helpful in assessing the core performance of its continuing operations and when planning and forecasting future periods. The Company’s annual financial plan is prepared on a non-GAAP basis and is approved by its board of directors. In addition, budgeting and forecasting for revenue and expenses are conducted on a non-GAAP basis, and actual results on a non-GAAP basis are assessed against the annual financial plan. The Company defines continuing operations as the ongoing results of its business adjusted for certain expenses and credits, as described below. The Company believes that providing non-GAAP information to investors allows them to view the Company's financial results in the way its management views them and helps investors to better understand the Company’s core financial and operating performance and evaluate the efficacy of the methodology and information used by its management to evaluate and measure such performance.

While the Company’s management uses non-GAAP financial measures as tools to enhance its understanding of certain aspects of the Company’s financial performance, management does not consider these measures to be a substitute for, or superior to, GAAP measures. In addition, the Company’s presentations of these measures may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures. In particular, many of the adjustments to the Company’s financial measures reflect the exclusion of items that are recurring and will be reflected in its financial results for the foreseeable future.

Stock-Based Compensation

The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. The Company believes that presenting non-GAAP operating results that exclude stock-based compensation provides investors with visibility and insight into its management’s method of analysis and its core operating performance.

Amortization of Acquired Technology (including software licenses); Amortization of Acquired Intangible Assets

Amortization amounts are inconsistent in frequency and amount and are significantly impacted by the timing and size of acquisitions. Amortization of acquired technology is reported separately within Cost of revenue and Amortization of acquired intangible assets is reported separately within Operating expenses. These items are reported collectively as Amortization of acquired intangible assets in the accompanying reconciliations of non-GAAP and GAAP financial measures. The Company believes that excluding non-cash amortization of these intangible assets facilitates the comparison of its financial results to its historical operating results and to other companies in its industry as if the acquired intangible assets had been developed internally rather than acquired.

Litigation Costs

In connection with certain ongoing litigation where Ribbon is the defendant (as described in the Company's Commitments and Contingencies footnotes in its Form 10-Qs and Form 10-Ks filed with the SEC, the Company has incurred litigation costs beginning in 2023. These costs are included as a component of general and administrative expense. The Company believes that such costs are not part of its core business or ongoing operations, are unplanned, and generally are not within its control. Accordingly, the Company believes that excluding litigation costs related to these specific legal matters facilitates the comparison of the Company's financial results to its historical operating results and to other companies in its industry.

Restructuring and Related

The Company has recorded restructuring and related expense to streamline operations and reduce operating costs by closing and consolidating certain facilities and reducing its worldwide workforce. The Company believes that excluding restructuring and related expense facilitates the comparison of its financial results to its historical operating results and to other companies in its industry, as there are no future revenue streams or other benefits associated with these costs.

Preferred Stock and Warrant Liability Mark-to-Market Adjustment

The Company recorded adjustments to the fair value of its Series A Preferred Stock and Warrants to purchase shares of the Company’s common stock in Other (expense) income, net. Both of these instruments were issued in March 2023 in connection with the Company’s private placement and have been classified as liabilities and marked to market each reporting period until the Series A Preferred Stock was fully redeemed on June 25, 2024. The Warrant liability remains outstanding and will continue to be marked to market each reporting period. The Company excluded these gains and losses from the change in the fair value of these liabilities because it believes that such gains or losses were not part of its core business or ongoing operations.

Tax Indemnification Write-Off

In connection with the Company's acquisition of ECI Telecom Group Ltd. in 2020, a portion of the shares of our common stock that were issued as consideration were held in escrow for potential future tax liabilities. This $6 million tax indemnity asset, consisting of 2 million shares of common stock held in escrow, was written off upon its expiration on December 31, 2024. The Company believes that excluding this tax indemnification write-off facilitates the comparison of the Company's financial results to its historical operating results and to other companies in its industry.

Tax Effect of Non-GAAP Adjustments

The Non-GAAP income tax provision is presented based on an estimated tax rate applied against forecasted annual non-GAAP income. The Non-GAAP income tax provision assumes no available net operating losses or valuation allowances for the U.S. because of reporting significant cumulative non-GAAP income over the past several years. The Company is reporting its non-GAAP quarterly income taxes by computing an annual rate for the Company and applying that single rate (rather than multiple rates by jurisdiction) to its consolidated quarterly results. The Company expects that this methodology will provide a consistent rate throughout the year and allow investors to better understand the impact of income taxes on its results. Due to the methodology applied to its estimated annual tax rate, the Company’s estimated tax rate on non-GAAP income will differ from its GAAP tax rate and from its actual tax liabilities.

Adjusted EBITDA

The Company uses Adjusted EBITDA as a supplemental measure to review and assess its performance. The Company calculates Adjusted EBITDA by excluding from income (loss) from operations: depreciation; stock-based compensation; amortization of acquired intangible assets; certain litigation costs; and restructuring and related expense. In general, the Company excludes the expenses that it considers to be non-cash and/or not a part of its ongoing operations. The Company may exclude other items in the future that have those characteristics. Adjusted EBITDA is a non-GAAP financial measure that is used by the investing community for comparative and valuation purposes. The Company discloses this metric to support and facilitate dialogue with research analysts and investors. Other companies may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure.

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	March 31,	December 31,	March 31,
	2025	2024	2024
Revenue:
Product	$81,991	$148,335	$87,610
Service	99,288	103,024	92,054
Total revenue	181,279	251,359	179,664

Cost of revenue:
Product	57,893	68,483	45,794
Service	35,628	37,316	35,364
Amortization of acquired technology	5,388	5,487	6,551
Total cost of revenue	98,909	111,286	87,709

Gross profit	82,370	140,073	91,955

Gross margin	45.4%	55.7%	51.2%

Operating expenses:
Research and development	43,568	45,044	45,763
Sales and marketing	31,788	37,070	34,716
General and administrative	15,128	17,060	15,191
Amortization of acquired intangible assets	6,155	6,298	6,706
Restructuring and related	5,341	1,381	3,065
Total operating expenses	101,980	106,853	105,441

Income (loss) from operations	(19,610)	33,220	(13,486)
Interest expense, net	(10,500)	(12,003)	(5,987)
Other (expense) income, net	3,129	(13,159)	(7,513)

Income (loss) before income taxes	(26,981)	8,058	(26,986)
Income tax benefit (provision)	754	(1,694)	(3,375)

Net income (loss)	$(26,227)	$6,364	$(30,361)

Earnings (loss) per share:
Basic	$(0.15)	$0.04	$(0.18)
Diluted	$(0.15)	$0.04	$(0.18)

Weighted average shares used to compute earnings (loss) per share:
Basic	175,719	175,321	172,428
Diluted	175,719	178,703	172,428

RIBBON COMMUNICATIONS INC.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$71,243	$87,770
Restricted cash	2,571	2,709
Accounts receivable, net	225,485	254,718
Inventory	79,631	79,179
Other current assets	46,133	39,286
Total current assets	425,063	463,662

Property and equipment, net	64,744	60,364
Intangible assets, net	175,994	187,537
Goodwill	300,892	300,892
Deferred income taxes	93,672	88,982
Operating lease right-of-use assets	48,748	34,544
Other assets	28,364	26,573
	$1,137,477	$1,162,554

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of term debt	$7,438	$6,125
Accounts payable	80,843	87,759
Accrued expenses and other	89,935	106,251
Operating lease liabilities	10,341	9,443
Deferred revenue	116,623	119,295
Total current liabilities	305,180	328,873

Long-term debt, net of current	329,176	330,726
Warrant liability	6,179	8,064
Operating lease liabilities, net of current	61,144	37,376
Deferred revenue, net of current	23,515	20,991
Deferred income taxes	5,941	5,941
Other long-term liabilities	24,527	25,962
Total liabilities	755,662	757,933

Commitments and contingencies

Stockholders' equity:
Common stock	18	18
Additional paid-in capital	1,974,219	1,970,708
Accumulated deficit	(1,600,412)	(1,574,185)
Accumulated other comprehensive income	7,990	8,080
Total stockholders' equity	381,815	404,621
	$1,137,477	$1,162,554

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three months ended
	March 31,	March 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(26,227)	$(30,361)
Adjustments to reconcile net loss to cash flows (used in) provided by operating activities:
Depreciation and amortization of property and equipment	3,469	3,394
Amortization of intangible assets	11,543	13,257
Amortization of debt issuance costs and original issue discount	701	716
Amortization of accumulated other comprehensive gain related to interest rate swap	-	(1,756)
Stock-based compensation	4,298	4,522
Deferred income taxes	(4,628)	(2,620)
Change in fair value of warrant liability	(1,735)	632
Change in fair value of preferred stock liability	-	1,512
Dividends accrued on preferred stock liability	-	1,355
Foreign currency exchange (gains) losses	(1,328)	1,144
Changes in operating assets and liabilities:
Accounts receivable	29,459	55,384
Inventory	(1,546)	(4,379)
Other operating assets	(5,578)	7,923
Accounts payable	(2,184)	(17,837)
Accrued expenses and other long-term liabilities	(9,631)	(11,800)
Deferred revenue	(148)	(7,986)
Net cash (used in) provided by operating activities	(3,535)	13,100

Cash flows from investing activities:
Purchases of property and equipment	(12,149)	(2,513)
Purchases of software licenses	-	(150)
Net cash used in investing activities	(12,149)	(2,663)

Cash flows from financing activities:
Borrowings under revolving line of credit	-	15,000
Principal payments on revolving line of credit	-	(15,000)
Principal payments of term debt	(875)	(5,014)
Proceeds from the exercise of stock options	1	17
Payment of tax obligations related to vested stock awards and units	(938)	(846)
Net cash used in financing activities	(1,812)	(5,843)

Effect of exchange rate changes on cash and cash equivalents	831	(293)

Net (decrease) increase in cash and cash equivalents	(16,665)	4,301
Cash, cash equivalents and restricted cash, beginning of year	90,479	26,630
Cash, cash equivalents and restricted cash, end of period	$73,814	$30,931

RIBBON COMMUNICATIONS INC.

Supplemental Information

(in thousands)

(unaudited)

The following tables provide the details of stock-based compensation included as components of other line items in the Company’s Consolidated Statements of Operations and the line items in which these amounts are reported.

	Three months ended
	March 31,	December 31,	March 31,
	2025	2024	2024
Stock-based compensation
Cost of revenue - product	$66	$66	$106
Cost of revenue - service	286	288	472
Cost of revenue	352	354	578

Research and development	725	737	1,068
Sales and marketing	1,173	1,178	1,157
General and administrative	2,048	1,756	1,719
Operating expense	3,946	3,671	3,944

Total stock-based compensation	$4,298	$4,025	$4,522

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Three months ended
	March 31,	December 31,	March 31,
	2025	2024	2024
GAAP Gross margin	45.4%	55.7%	51.2%
Stock-based compensation	0.2%	0.2%	0.3%
Amortization of acquired technology	3.0%	2.2%	3.6%
Non-GAAP Gross margin	48.6%	58.1%	55.1%

GAAP Net income (loss)	$(26,227)	$6,364	$(30,361)
Stock-based compensation	4,298	4,025	4,522
Amortization of intangible assets	11,543	11,785	13,257
Litigation costs	800	1,583	951
Restructuring and related	5,341	1,381	3,065
Preferred stock and warrant liability mark-to-market adjustment	(1,735)	2,478	3,499
Tax indemnification write-off	-	6,313	-
Tax effect of non-GAAP adjustments	1,401	(5,648)	3,971
Non-GAAP Net income (loss)	$(4,579)	$28,281	$(1,096)

GAAP Diluted earnings (loss) per share	$(0.15)	$0.04	$(0.18)
Stock-based compensation	0.02	0.02	0.03
Amortization of intangible assets	0.07	0.06	0.07
Litigation costs	*	0.01	0.01
Restructuring and related	0.03	0.01	0.02
Preferred stock and warrant liability mark-to-market adjustment	(0.01)	0.01	0.02
Tax indemnification write-off	-	0.04	-
Tax effect of non-GAAP adjustments	0.01	(0.03)	0.02
Non-GAAP Diluted earnings (loss) per share	$(0.03)	$0.16	$(0.01)

Weighted average shares used to compute diluted earnings (loss) per share
Shares used to compute GAAP diluted earnings (loss) per share	175,719	175,321	172,428
Shares used to compute Non-GAAP diluted earnings (loss) per share	175,719	178,703	172,428

GAAP Income (loss) from operations	$(19,610)	$33,220	$(13,486)
Depreciation	3,469	3,408	3,394
Stock-based compensation	4,298	4,025	4,522
Amortization of intangible assets	11,543	11,785	13,257
Litigation costs	800	1,583	951
Restructuring and related	5,341	1,381	3,065
Non-GAAP Adjusted EBITDA	$5,841	$55,402	$11,703

* Less than $0.01 impact on earnings (loss) per share.

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands)

(unaudited)

	Trailing Twelve Months
	March 31,	December 31,	March 31,
	2025	2024	2024
GAAP Income (loss) from operations	$10,748	$16,872	$(2,582)
Depreciation	13,614	13,539	13,989
Stock-based compensation	15,862	16,086	20,480
Amortization of intangible assets	49,148	50,862	55,495
Litigation costs	11,047	11,198	2,081
Acquisition-, disposal- and integration-related	-	-	2,834
Restructuring and related	12,436	10,160	12,337
Non-GAAP Adjusted EBITDA	$112,855	$118,717	$104,634

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Outlook

(unaudited)

	Three months ending		Year ending
	June 30, 2025		December 31, 2025
	Midpoint (1)	Range	Midpoint (1)	Range
Revenue ($ millions)	$215	+/-$5M	$880	+/-$10M

Gross margin:
GAAP outlook	50.65%		52.0%
Stock-based compensation	0.20%		0.2%
Amortization of acquired technology	2.40%		2.3%
Non-GAAP outlook	53.25%	+/-0.25%	54.5%	+/-0.5%

Adjusted EBITDA ($ millions):
GAAP income (loss) from operations	$9.3		$49.7
Depreciation	4.0		15.8
Stock-based compensation	4.0		16.2
Amortization of intangible assets	11.3		44.1
Litigation costs	0.3		1.2
Restructuring and related	1.1		8.0
Non-GAAP outlook	$30.0	+/-$2M	$135.0	+/-$5M

  (1) Q2 2025 and FY 2025 outlook represents the midpoint of the expected ranges